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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of DoubleClick Inc. dated June 28, 2000 of our report dated January 27, 1999, with respect to the consolidated balance sheet of NetGravity, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in two-year period ended December 31, 1998, which report appears in the December 31, 1999, annual report on Form 10-K of DoubleClick Inc.



                                          /s/ KPMG LLP

KPMG LLP
New York, New York
June 23, 2000